EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No.     -                    ) of Encore Medical Corporation of our report dated August 28, 2002 relating to the financial statements and financial statement schedule of the Encore Medical Corporation 401(k) Plan, appearing on a Form 11-K which has been filed simultaneously with this Registration Statement.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas

June 27, 2003